UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2015 (April 1, 2015)

BankUnited, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35039	27-0162450
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14817 Oak Lane
Miami Lakes, FL 33016
(Address of principal executive offices) (Zip Code)

(305) 569-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02     Termination of a Material Definitive Agreement.

On April 1, 2015, BankUnited, Inc. (the “Company”) and John A. Kanas, the Company’s Chairman, President and Chief Executive Officer, voluntarily entered into an amendment to terminate, effective immediately, the Amended and Restated Director Nomination Agreement, dated as of February 29, 2012, by and among the Company, Mr. Kanas and certain investment funds affiliated with The Blackstone Group, The Carlyle Group, Centerbridge Partners, L.P. and WL Ross & Co. LLC (collectively, the “Investor Groups”). As a result of such termination, the Director Nomination Agreement is of no further force and effect.

The Investor Groups previously ceased to be parties to the Director Nomination Agreement pursuant to the provisions thereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 2, 2015	BANKUNITED, INC.

/s/ LESLIE LUNAK
	Name:	Leslie Lunak
	Title:	Chief Financial Officer